EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is entered into as of February 1, 2018, by and among Holly Brothers Pictures, Inc., a Nevada corporation (the “Company”), PBC Group, LLC and Black Car, Inc. (collectively, the “Members”), and Power Blockchain LLC (“Power Blockchain”), each a “Party” and collectively the “Parties”, upon the following premises:

WHEREAS, the Members collectively own 100% of the issued and outstanding membership interests of Power Blockchain (the “Membership Interests”);

WHEREAS, the Company desires to acquire the Membership Interests in exchange for a 5% convertible promissory notes in aggregate principal amount of $2,200,000.00 (the “Notes”), in the form attached as Exhibit A hereto which Notes are convertible into newly issued shares of common stock, $0.001 par value of the Company (“Common Stock”) at an initial conversion price of $0.13 per share on the terms and conditions set forth in the Notes and herein (the “Exchange Offer” or the “Exchange”), so that Power Blockchain will become a wholly-owned subsidiary of the Company; and

WHEREAS, the Members desire to exchange all of their Membership Interests in Power Blockchain in exchange for the Notes pursuant to the terms hereof.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF

POWER BLOCKCHAIN AND THE MEMBERS

As an inducement to and to obtain the reliance of the Company, Power Blockchain and the Members represent and warrant as follows:

Section 1.01

Organization. Power Blockchain is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Wyoming. Power Blockchain has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business.

Section 1.02

Capitalization. The Members holds 100% of the issued and outstanding Membership Interests of Power Blockchain. There are no other outstanding securities of Power Blockchain and upon the consummation of the transactions contemplated herein Power Blockchain will become a wholly-owned subsidiary of the Company. All issued and outstanding Membership Interests of Power Blockchain are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03

Acquisition of the Notes by the Members.

(a)

The Members are acquiring the Notes (as defined in Section 3.01), for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act”), in a manner which would require registration under the Securities Act or any state securities laws. The Members can bear the economic risk of investment in the Notes, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Notes and is an “accredited investor” as defined in Regulation D under the Securities Act. The Members recognizes that the Notes have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Notes (or the Common Stock underlying the Notes) are registered under the Securities Act or unless an exemption from registration is available. The Members have carefully considered and have, to the extent they believe such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Notes for its particular tax and financial situation and its respective advisers, if such advisors were deemed necessary, have determined that the Notes are a suitable investment for it. The Members have not been offered the Notes by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to each of the Member’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. The Members have had an opportunity to ask questions of and receive satisfactory answers from the Company, or persons acting on behalf of the Company, concerning the terms and conditions of the Notes and the Company, and all such questions have been answered to the full satisfaction of the Members. Neither the Company nor any other party, has supplied the Members any information regarding the Notes or an investment in the Notes other than as contained in this Agreement, and the Members are relying on their own investigation and evaluation of the Company and the Notes and not on any other information.

(b)

The Members understand and agree that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Notes (or the Shares underlying the Notes) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Members, the Company represents and warrants as follows:

Section 2.01

Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted and as contemplated after the Exchange, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification.

ARTICLE III

PLAN OF EXCHANGE

Section 3.01

The Exchange.

(a)

On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below), the Members shall accept the Exchange Offer described herein and shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Membership Interests of Power Blockchain set forth herein, in the aggregate constituting no less than 100% of the issued and outstanding Membership Interests of Power Blockchain.

(b)

The Company shall accept the Exchange Offer, and shall, on the terms and conditions set forth in this Agreement, issue the Members the Notes.

Section 3.02

Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from either Party, upon the completion of the Exchange Offer (the “Closing Date”).

Section 3.03

Termination.

(a)

This Agreement may be terminated in the mutual agreement of all Parties for any reason, or by either the Board of Directors of the Company, Power Blockchain or the Members at any time prior to the Closing Date, if:

(i)

there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of the Company or Members, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange;

(ii)

any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such or in the judgment of the Company or the Members, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange; or

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

ARTICLE IV

SPECIAL COVENANTS

Section 4.01

Delivery of Books and Records and Bank Accounts. At the Closing, Power Blockchain shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of Power Blockchain now in the possession of Power Blockchain or its representatives.

ARTICLE V

MISCELLANEOUS

Section 5.01

Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder.

Section 5.02

Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

Section 5.03

Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 5.04

Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 5.05

Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if either Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

Section 5.06

Construction. The Parties acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

Section 5.07

Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

Section 5.08

Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

Section 5.09

Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy or PDF of this Agreement shall be effective as an original for all purposes

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first-above written.

(“Company”)

Holly Brothers Pictures, Inc.

By: /s/ Brent Willson

Its: CEO

Printed Name: Brent Willson

(“Power Blockchain”)

Power Blockchain, LLC

By: /s/ Steve Bond

Its: CFO

Printed Name: Steve Bond

(“Members”)

PBC Group, LLC

By: /s/ J. Camarillo

Its: Manager

Printed Name: J. Camarillo

Black Car, Inc.

By: /s/ Keith Williams

Its: President

Printed Name: Keith Williams

Exhibit A